CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated July 17, 2014, relating to the financial statements and financial highlights which appear in the May 31, 2014 Annual Reports to Shareholders of T. Rowe Price Institutional Core Plus Fund, T. Rowe Price Institutional Floating Rate Fund, T. Rowe Price Institutional High Yield Fund T. Rowe Price Institutional Long Duration Credit Fund, T. Rowe Price Institutional Global Multi-Sector Bond Fund, and T. Rowe Price Institutional Credit Opportunities Fund (comprising T. Rowe Price Institutional Income Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated July 16, 2014, relating to the financial statements of T. Rowe Price Intermediate Tax-Free High Yield Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
September 26, 2014